Exhibit 99.1
OneWater Marine Inc. Announces Fiscal Second Quarter Results
Updating Outlook in an Uncertain Macroeconomic Environment

Fiscal Second Quarter 2025 Highlights
•Revenue decreased 1% to $484 million
•Same-store sales decreased 2%
•Gross profit margin of 22.8%
•GAAP net loss of $375 thousand, or $(0.02) per diluted share and adjusted diluted earnings per share1 of $0.13
•Adjusted EBITDA1 of $18 million

BUFORD, GA – May 1, 2025 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal second quarter ended March 31, 2025.

“Our teams executed well in a challenging environment. Same store sales decreased 2%, driven primarily by lower sales in the West Coast of Florida which is still recovering from Hurricanes Helene and Milton,” commented Austin Singleton, Chief Executive Officer at OneWater. “We continue to benefit from our strategic approach to inventory management and strong operational execution, which led to a 12% inventory reduction year over year and 5% sequentially.”

“From where we stand today, we do not expect the announced tariffs to have a material impact on our current model year product and will work closely with our manufacturing partners as we prepare for the upcoming model year boats. However, we are taking a more cautious approach to the selling season given the impact of considerable macroeconomic uncertainty on consumer demand. Consequently, we are updating our outlook for the remainder of the year. As we navigate this difficult environment, we remain focused on executing our strategic priorities, rationalizing our brand portfolio and accelerating cost reduction initiatives to position OneWater for long-term success.”

For the Three Months Ended March 31	2025	2024	$ Change	% Change
Revenues	(unaudited, $ in thousands)
New boat	$309,500	$327,306	$(17,806)	(5.4)%
Pre-owned boat	89,728	78,648	11,080	14.1%
Finance & insurance income	15,003	14,730	273	1.9%
Service, parts & other	69,290	67,637	1,653	2.4%
Total revenues	$483,521	$488,321	$(4,800)	(1.0)%

Fiscal Second Quarter 2025 Results

Revenue for fiscal second quarter 2025 was $483.5 million, a decrease of 1.0% compared to $488.3 million in fiscal second quarter 2024. Same-store sales decreased 2%. New boat revenue decreased 5.4%, driven by a decrease in units sold. Pre-owned boat revenue increased 14.1%, driven by the increase in units sold and average price per unit. Finance & insurance income increased as a percentage of total boat sales, and service, parts & other sales were up 2.4% compared to the prior year quarter. Dealership service, parts, and other sales increased in the quarter while Distribution segment sales were lower due to reduced production by boat manufacturers.

Gross profit totaled $110.4 million for fiscal second quarter 2025, down $10.0 million from $120.4 million for fiscal second quarter 2024. Gross profit margin of 22.8% decreased 180 basis points compared to the prior year period, driven by the impact of select brands the Company is exiting, new boat model mix and pricing on continuing brands.

Fiscal second quarter 2025 selling, general and administrative expenses totaled $87.8 million, or 18.2% of revenue, compared to $86.5 million, or 17.7% of revenue, in fiscal second quarter 2024. The increase in selling, general and administrative expenses as a percentage of revenue was driven by increased cost of boat shows and inflationary costs related to administrative and fixed expenses.

Net loss for fiscal second quarter 2025 totaled $(0.4) million, compared to net loss of $(4.5) million in fiscal second quarter 2024. The Company reported net loss per diluted share for fiscal second quarter 2025 of $(0.02), compared to net loss per diluted share of $(0.27) in 2024. Adjusted diluted earnings per share1 for fiscal second quarter 2025 was $0.13, compared to adjusted diluted earnings per share1 of $0.67 in 2024.

Fiscal second quarter 2025 Adjusted EBITDA1 decreased to $17.9 million compared to $28.3 million for fiscal second quarter 2024.

As of March 31, 2025, the Company’s cash and cash equivalents balance was $67.5 million and total liquidity, including cash and availability under credit facilities, was in excess of $74.0 million. Total inventory as of March 31, 2025, decreased 12.4% to $602.4 million, compared to $687.5 million on March 31, 2024, primarily driven by the Company’s inventory management.

Total long-term debt as of March 31, 2025 was $427.2 million, and adjusted long-term net debt (net of $67.5 million cash)1 was 5.4 times trailing twelve-month Adjusted EBITDA1.

Fiscal Year 2025 Guidance

The Company is updating its previously issued fiscal full year 2025 outlook. For fiscal full year 2025, OneWater anticipates revenue to be in the range of $1.7 billion to $1.8 billion and dealership same-store sales to be flat to down low single digits. Adjusted EBITDA2 is expected to be in the range of $65 million to $95 million and Adjusted Diluted Earnings Per Share is expected to be in the range of $0.75 to $1.25.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal second quarter earnings on Thursday, May 1st, at 8:30 am Eastern time. To access the conference call via phone, participants can dial (+1) 646 564 2877 or (+1) 800 549 8228 (North America Toll Free).

Alternatively, a live webcast of the conference call can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

A telephonic replay will also be available through May 8th, 2025 by dialing (+1) 646 517 3975 (US), (+1) 289 819 1325 (Canada), or (+1) 888 660 6264 (North America Toll Free), and entering access code 89448 #.

1.See reconciliation of Non-GAAP financial measures below.

2.See reconciliation of Non-GAAP financial measures below for a discussion of why reconciliations of forward-looking Adjusted EBITDA and adjusted earnings per diluted share are not available without unreasonable effort.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Revenues:
New boat	$309,500	$327,306	$557,497	$568,390
Pre-owned boat	89,728	78,648	146,526	131,931
Finance & insurance income	15,003	14,730	24,403	22,090
Service, parts & other	69,290	67,637	130,909	129,923
Total revenues	483,521	488,321	859,335	852,334

Gross profit
New boat	50,283	60,080	87,159	104,761
Pre-owned boat	15,851	15,865	27,067	27,802
Finance and insurance	15,003	14,730	24,403	22,090
Service, parts & other	29,274	29,687	55,836	57,152
Total gross profit	110,411	120,362	194,465	211,805

Selling, general and administrative expenses	87,791	86,511	166,851	166,110
Depreciation and amortization	5,518	4,872	10,833	9,094
Transaction costs	377	145	936	724
Change in fair value of contingent consideration	66	3,132	308	3,704
Restructuring and impairment	388	11,847	1,239	11,847
Income from operations	16,271	13,855	14,298	20,326

Other expense (income):
Interest expense – floor plan	7,504	8,525	14,530	16,337
Interest expense – other	9,100	9,192	18,088	18,344
Other expense (income), net	190	2,493	1,077	2,246
Total other expense, net	16,794	20,210	33,695	36,927
Net loss before income tax benefit	(523)	(6,355)	(19,397)	(16,601)
Income tax benefit	(148)	(1,846)	(5,410)	(4,122)
Net loss	(375)	(4,509)	(13,987)	(12,479)
Net (income) attributable to non-controlling interests	—	—	—	(119)
Net loss attributable to non-controlling interests of One Water Marine Holdings, LLC	7	540	1,648	1,459
Net loss attributable to OneWater Marine Inc.	$(368)	$(3,969)	$(12,339)	$(11,139)

Net loss per share of Class A common stock – basic	$(0.02)	$(0.27)	$(0.80)	$(0.77)
Net loss per share of Class A common stock – diluted	$(0.02)	$(0.27)	$(0.80)	$(0.77)

Basic weighted-average shares of Class A common stock outstanding	15,968	14,579	15,393	14,559
Diluted weighted-average shares of Class A common stock outstanding	15,968	14,579	15,393	14,559

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2025	March 31, 2024
ASSETS
Cash	$67,461	$46,999
Restricted cash	8,092	11,186
Accounts receivable, net	91,639	110,142
Inventories	602,364	687,477
Prepaid expenses and other current assets	64,147	55,499
Total current assets	833,703	911,303
Property and equipment, net	92,100	89,217
Operating lease right-of-use assets	135,811	132,736
Other long-term assets	2,437	1,238
Deferred tax assets, net	41,160	32,229
Intangible assets, net	201,851	209,289
Goodwill	336,602	336,602
Total assets	$1,643,664	$1,712,614

LIABILITIES
Accounts payable	$45,269	$41,402
Other payables and accrued expenses	47,056	56,219
Customer deposits	49,667	46,536
Notes payable – floor plan	509,025	579,695
Current portion of operating lease liabilities	16,474	15,170
Current portion of long-term debt, net	26,708	8,640
Current portion of tax receivable agreement liability	2,578	2,447
Total current liabilities	696,777	750,109
Other long-term liabilities	4,156	8,274
Tax receivable agreement liability	38,245	40,688
Long-term operating lease liabilities	122,386	120,379
Long-term debt, net	400,485	410,692
Total liabilities	1,262,049	1,330,142

STOCKHOLDERS’ EQUITY
Total stockholders’ equity attributable to OneWater Marine Inc.	381,615	351,697
Equity attributable to non-controlling interests	—	30,775
Total stockholders’ equity	381,615	382,472
Total liabilities and stockholders’ equity	$1,643,664	$1,712,614

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net loss attributable to OneWater Marine Inc.	$(368)	$(3,969)	$(12,339)	$(11,139)
Transaction costs	377	145	936	724
Intangible amortization	2,148	2,078	4,270	3,657
Change in fair value of contingent consideration	66	3,132	308	3,704
Restructuring and impairment	388	11,847	2,286	11,847
Other expense (income), net	190	2,493	1,077	2,246
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	(54)	(1,773)	(568)	(1,996)
Adjustments to income tax benefit (2)	(716)	(4,122)	(1,911)	(4,642)
Adjusted net income (loss) attributable to OneWater Marine Inc.	2,031	9,831	(5,941)	4,401

Net loss per share of Class A common stock - diluted	$(0.02)	$(0.27)	$(0.80)	$(0.77)
Transaction costs	0.02	0.01	0.06	0.05
Intangible amortization	0.13	0.14	0.28	0.25
Change in fair value of contingent consideration	—	0.22	0.02	0.26
Restructuring and impairment	0.02	0.81	0.15	0.81
Other expense (income), net	0.01	0.17	0.07	0.15
Net income attributable to non-controlling interests of One Water Marine Holdings, LLC (1)	—	(0.12)	(0.04)	(0.14)
Adjustments to income tax benefit (2)	(0.04)	(0.28)	(0.12)	(0.32)
Adjustment for dilutive shares (3)	0.01	(0.01)	—	—
Adjusted earnings (loss) per share of Class A common stock - diluted	$0.13	$0.67	$(0.38)	$0.29

(1) Represents an allocation of the impact of reconciling items to our non-controlling interest.
(2) Represents an adjustment of all reconciling items at an estimated effective tax rate.
(3) Represents an adjustment for shares that are anti-dilutive for GAAP earnings per share but are dilutive for adjusted earnings per share.

ONEWATER MARINE INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except ratios)
(Unaudited)

	Three Months Ended March 31,		Trailing twelve months ended March 31,
	2025	2024	2025
Net loss	$(375)	$(4,509)	$(7,684)
Interest expense – other	9,100	9,192	36,794
Income tax benefit	(148)	(1,846)	(1,445)
Depreciation and amortization	6,171	5,564	23,925
Stock-based compensation	2,088	2,277	8,032
Change in fair value of contingent consideration	66	3,132	852
Transaction costs	377	145	1,742
Restructuring and impairment	388	11,847	5,757
Other expense (income), net	190	2,493	(1,155)
Adjusted EBITDA	$17,857	$28,295	$66,818

Long-term debt (including current portion)			$427,193
Less: cash			(67,461)
Adjusted long-term net debt			$359,732

Pro forma adjusted net debt leverage ratio			5.4	x

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium marine retailers in the United States. OneWater operates a total of 98 retail locations, 9 distribution centers / warehouses and multiple online marketplaces in 19 different states, several of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss) Attributable to OneWater Marine Inc., Adjusted Diluted Earnings (Loss) Per Share and Adjusted Long-Term Net Debt, as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non-GAAP forward-looking measures, including Adjusted EBITDA and Adjusted Earnings (Loss) Per Diluted Share guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to change in fair value of contingent consideration and transaction costs. Change in fair value of contingent consideration and transaction costs are affected by the acquisition, integration and post-acquisition performance of our acquirees which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA and Adjusted Earnings (Loss) Per Diluted Share are not available without unreasonable effort.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, restructuring and impairment, stock-based compensation and transaction costs. See reconciliation above.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, income tax (benefit) expense, restructuring and impairment, stock-based compensation and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share

We define Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. as Net (Loss) Income Attributable to OneWater Marine Inc. before transaction costs, intangible amortization, change in fair value of contingent consideration, restructuring and impairment and other expense (income), all of which are then adjusted for an allocation to the non-controlling interest of OneWater Marine Holdings, LLC. Each of these adjustments are subsequently adjusted for income tax at an estimated effective tax rate. Management also reports Adjusted Diluted (Loss) Earnings Per Share which presents all of the adjustments to Net (Loss) Income Attributable to OneWater Marine Inc. noted above on a per share basis. See reconciliation above.

Our board of directors, management team and lenders use Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of unusual or one time charges and other items (such as the change in fair value of contingent consideration, intangible amortization, restructuring and impairment, transaction costs and other expense (income)) that impact the comparability of financial results from period to period. We present these metrics because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted Net (Loss) Income Attributable to OneWater Marine Inc. and Adjusted Diluted (Loss) Earnings Per Share are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Adjusted Long-Term Net Debt

We define Adjusted Long-Term Net Debt as long-term debt (including current portion) less cash. We consider, and we believe certain investors and analysts consider, adjusted long-term net debt, as well as adjusted long-term net debt divided by trailing twelve-month Adjusted EBITDA, to be an indicator of our financial leverage.

Same-Store Sales

We define same-store sales as sales from our Dealership segment, excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed or sold stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our Dealership segment revenue. We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management’s current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: changes in demand for our products and services, the seasonality and volatility of the boat industry, effects of industry wide supply chain challenges including a heightened inflationary environment and our ability to maintain adequate inventory, fluctuation in interest rates, adverse weather events, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of a global public health concern on the Company’s business, geopolitical risks, including the imposition of or changes in tariffs, duties, or other taxes affecting international trade, risks related to the ability to realize the anticipated benefits of any proposed acquisitions, including the risk that proposed acquisitions will not be integrated successfully, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com